SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

June 30, 2016
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001‑07349	35‑0160610
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021‑2510
(Address of principal executive offices, including ZIP Code)

(303) 469‑3131
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Ball Corporation
Current Report on Form 8‑K
Dated June 30, 2016

Item 7.01. Regulation FD Disclosure

On June 30, 2016, Ball Corporation (the "Company") filed a press release announcing the completion of its acquisition of Rexam PLC for approximately $6.1 billion of cash and equity, plus the assumption of approximately $2.4 billion of net debt. Additionally, the company also completed the required sale of the divestment business to Ardagh Group, receiving cash proceeds of approximately $3.1 billion at closing. The Company's global metal beverage business will now operate 75 metal beverage manufacturing facilities and joint ventures as well as support locations in North and Central America, Europe and Russia, South America, Asia and the Middle East. Ball now employs 18,700 people across five continents with pro forma net sales of approximately $11 billion.

The Company will host a conference call on Friday, July 1, 2016, to discuss today's announcement. Details regarding the conference call can be found in the attached press release.

The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits

(d) Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.1 Ball Corporation Press Release dated June 30, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
Name:	Charles E. Baker
Title:	Vice President, General Counsel and Corporate Secretary

Date: June 30, 2016

Ball Corporation
Form 8‑K
June 30, 2016

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated June 30, 2016	99.1